                                                                    EXHIBIT 99.1

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                Financial Statements and Supplemental Schedules

                           December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

            Index to Financial Statements and Supplemental Schedules

                                                                            Page
Independent Auditors' Report                                                   1

Statements of Net Assets Available for Benefits, with Fund Information
   December 31, 1998 and 1997                                                2-3

Statements of Changes in Net Assets Available for Benefits, with Fund
   Information Years ended December 31, 1998 and 1997                        4-7

Notes to Financial Statements                                                  8

Schedule

1  Line 27a - Schedule of Assets Held for Investment Purposes -
   December 31, 1998                                                          12

2  Line 27d - Schedule of Reportable Transactions - Year ended
   December 31, 1998                                                          13

                          Independent Auditors' Report

The Plan Administrator
Capital Accumulation Plan
 for Employees of PFF Bank & Trust:

We have audited the accompanying statements of Net Assets Available for Benefits with Fund Information of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), formerly the Capital Accumulation Plan for Employees of Pomona First Federal Savings and Loan Association, as of December 31, 1998 and 1997 and the related Statements of Changes in Net Assets Available for Benefits with Fund Information for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1998 and 1997 and the changes in net assets available for benefits with fund information for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits with Fund Information and the Statement of Changes in Net Assets Available for Benefits with Fund Information is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

June 14, 1999
Orange County, California

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                       Statement of Net Assets Available
                      for Benefits with Fund Information

                               December 31, 1998

                                               Certificates of    Franklin     T. Rowe Price    Vanguard           PFF
                                                  Deposit -       Small Cap    International   Wellington     Bancorp, Inc.
                                                    Fixed        Growth Fund    Stock Fund        Fund         Stock Fund
                                               ---------------   -----------   -------------   ----------     ------------
Investments:
 Cash and cash equivalents                       $         -               -             -               -            (579)
 Certificates of deposit                           2,041,509               -             -               -               -
 Mutual funds                                              -       1,552,226       610,115       1,803,418               -
 Common stock                                              -               -             -               -       3,446,688
 Loans to participants                                     -               -             -               -               -
                                                 -----------       ---------       -------       ---------       ---------
     Total investments at fair value               2,041,509       1,552,226       610,115       1,803,418       3,446,109
Receivables:
 Employer contribution                                     -               -             -               -               -
 Participants' contributions                               -               -             -               -               -
                                                 -----------       ---------       -------       ---------       ---------
     Net assets available for plan benefits      $ 2,041,509       1,552,226       610,115       1,803,418       3,446,109
                                                 ===========       =========       =======       =========       =========
                                                  Highmark
                                                 Diversified
                                                    Money       Participant
                                                   Market          Loans          Other           Total
                                                ------------    -----------     ---------      ------------
Investments:
 Cash and cash equivalents                       $ 3,744,547             -             -         3,743,968
 Certificates of deposit                                   -             -             -         2,041,509
 Mutual funds                                              -             -             -         3,965,759
 Common stock                                              -             -             -         3,446,688
 Loans to participants                                     -       530,603             -           530,603
                                                 -----------       -------       -------        ----------
     Total investments at fair value               3,744,547       530,603             -        13,728,527

Receivables:
 Employer contribution                                     -             -       384,371           384,371
 Participants' contributions                               -             -        25,087            25,087
                                                 -----------       -------       -------        ----------
     Net assets available for plan benefits      $ 3,744,547       530,603       409,458        14,137,985
                                                 ===========       =======       =======        ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                       Statement of Net Assets Available
                      for Benefits with Fund Information

                               December 31, 1997

                                              Certificates of     Franklin     T. Rowe Price    Vanguard        Vanguard
                                                 Deposit -        Small Cap    International   Index Trust     Wellington
                                                   Fixed         Growth Fund     Stock Fund   500 Portfolio       Fund
                                              ---------------    -----------   -------------  -------------    ----------
Investments:
 Cash and cash equivalents                      $         -               -             -               -               -
 Certificates of deposit                          2,136,902               -             -               -               -
 Mutual funds                                             -       1,528,008       566,554       2,577,910       1,761,350
 Common stock                                             -               -             -               -               -
 Loans to participants                                    -               -             -               -               -
                                                -----------       ---------       -------       ---------       ---------
     Total investment at fair value               2,136,902       1,528,008       566,554       2,577,910       1,761,350
     Receivables - employer contribution                  -               -             -               -               -
                                                -----------       ---------       -------       ---------       ---------
     Net assets available for plan benefits     $ 2,136,902       1,528,008       566,554       2,577,910       1,761,350
                                                ===========       =========       =======       =========       =========
                                                 Vanguard
                                                Total Bond         PFF
                                                  Market      Bancorp, Inc.   Participant
                                                 Portfolio     Stock Fund        Loans         Other        Total
                                               ------------   -------------   -----------    ---------    ----------
Investments:
 Cash and cash equivalents                      $        -            (13)            -             -            (13)
 Certificates of deposit                                 -              -             -             -      2,136,902
 Mutual funds                                      286,133              -             -             -      6,719,955
 Common stock                                            -      3,929,155             -             -      3,929,155
 Loans to participants                                   -              -       566,672             -        566,672
                                                ----------      ---------       -------       -------     ----------
     Total investments at fair value               286,133      3,929,142       566,672             -     13,352,671
     Receivables - employer contribution                 -              -             -       368,484        368,484
                                                ----------      ---------       -------       -------     ----------
     Net assets available for plan benefits     $  286,133      3,929,142       566,672       368,484     13,721,155
                                                ==========      =========       =======       =======     ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                 Statement of Changes in Net Assets Available
                      for Benefits with Fund Information

                         Year ended December 31, 1998

                                                           Franklin        T. Rowe Price        Vanguard        Vanguard
                                                           Small Cap       International     Index Trust 500   Wellington
                                                          Growth Fund       Stock Fund          Portfolio         Fund
                                                         ------------      -------------     ---------------  ------------
Contributions:
 Employer (note 1)                                       $         --                --                 --              --
 Participants                                                 158,259            52,468            225,386         147,567
                                                         ------------      ------------      -------------    ------------
                                                              158,259            52,468            225,386         147,567
                                                         ------------      ------------      -------------    ------------
Investment income:
 Interest and dividends earned on investments                  42,026            35,621             56,056          80,402
 Realized and unrealized gains and (losses)                    31,715            94,504            723,993          92,634
                                                         ------------      ------------      -------------    ------------
                                                               73,741           130,125            780,049         173,036
                                                         ------------      ------------      -------------    ------------
     Total additions                                          232,000           182,593          1,005,435         320,603
Deductions from net assets attributed to
 benefits paid to participants                                (95,756)          (35,246)          (177,187)        (90,630)
Transfers into (out of) funds                                (112,026)         (103,786)        (3,406,158)       (187,905)
                                                         ------------      ------------      -------------    ------------
     Increase (decrease) in net assets
      available for benefits                                   24,218            43,561         (2,577,910)         42,068
Net assets available for benefits:
 Beginning of year                                          1,528,008           566,554          2,577,910       1,761,350
                                                         ------------      ------------      -------------    ------------
 End of year                                             $  1,552,226           610,115                 --       1,803,418
                                                         ============      ============      =============    ============
                                                           Vanguard
                                                          Total Bond        Certificates           PFF
                                                            Market          of Deposit -      Bancorp, Inc.
                                                           Portfolio           Fixed            Stock Fund      Subtotal
                                                         ------------      -------------     ---------------  ------------
Contributions:
 Employer (note 1)                                                 --              (90)            368,484         368,394
 Participants                                                  24,116           47,706             135,581         791,083
                                                         ------------      -----------       -------------    ------------
Investment income:                                             24,116           47,616             504,065       1,159,477
                                                         ------------      -----------       -------------    ------------
 Interest and dividends earned on investments                  23,735          113,866               9,234         360,940
 Realized and unrealized gains and (losses)                     4,665               74            (816,658)        130,927
                                                         ------------      -----------       -------------    ------------
                                                               28,400          113,940            (807,424)        491,867
                                                         ------------      -----------       -------------    ------------
     Total additions                                           52,516          161,556            (303,359)      1,651,344
Deductions from net assets attributed to
 benefits paid to participants                                 (8,889)        (655,820)           (175,891)     (1,239,419)
Transfers into (out of) funds                                (329,760)         398,871              (3,783)     (3,744,547)
                                                         ------------      -----------       -------------    ------------
     Increase (decrease) in net assets
      available for benefits                                 (286,133)         (95,393)           (483,033)     (3,332,622)
Net assets available for benefits:
 Beginning of year                                            286,133        2,136,902           3,929,142      12,785,999
                                                         ------------      -----------       -------------    ------------
 End of year                                                       --        2,041,509           3,446,109       9,453,377
                                                         ============      ===========       =============    ============

                See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                 Statement of Changes in Net Assets Available
                      for Benefits with Fund Information

                         Year ended December 31, 1998

                                                              Highmark
                                                             Diversified
                                                                Money      Participant
                                                               Market         Loans         Other       Subtotal       Total
                                                             -----------   -----------    ---------    ----------    ----------

Contributions:
  Employer (note 1)                                          $        -              -       15,887        15,887       384,281
  Participants                                                        -              -       25,087        25,087       816,170
                                                             ----------      ---------     --------     ---------    ----------
                                                                      -              -       40,974        40,974     1,200,451
                                                             ----------      ---------     --------     ---------    ----------
Investment income:
  Interest and dividends earned on investments                        -              -            -             -       360,940
  Realized and unrealized gains and (losses)                          -              -            -             -       130,927
                                                             ----------      ---------     --------     ---------    ----------
                                                                      -              -            -             -       491,867
                                                             ----------      ---------     --------     ---------    ----------
       Total additions                                                -              -       40,974        40,974     1,692,318

Deductions from net assets attributed to benefits
 paid to participants                                                 -        (36,069)           -       (36,069)   (1,275,488)

Transfers into (out of) funds                                 3,744,547              -            -     3,744,547             -
                                                             ----------      ---------     --------     ---------    ----------
           Increase (decrease) in net assets available
            for benefits                                      3,744,547        (36,069)      40,974     3,749,452       416,830

Net assets available for benefits:
  Beginning of year                                                   -        566,672      368,484       935,156    13,721,155
                                                             ----------      ---------     --------     ---------    ----------
  End of year                                                $3,744,547        530,603      409,458     4,684,608    14,137,985
                                                             ==========      =========     ========     =========    ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                 Statement of Changes in Net Assets Available
                      for Benefits with Fund Information

                         Year ended December 31, 1997

                                                                Franklin      T. Rowe Price     Vanguard        Vanguard
                                                                Small Cap     International  Index Trust 500   Wellington
                                                               Growth Fund     Stock Fund       Portfolio         Fund
                                                               -----------    -------------  ---------------   -----------
Contributions:
 Employer (note 1)                                              $        -             -                -                -
 Participants                                                      186,720        87,028          209,134          170,871
                                                                ----------       -------        ---------        ---------

                                                                   186,720        87,028          209,134          170,871
                                                                ----------       -------        ---------        ---------

Investment income:
 Interest and dividends earned on investments                        9,616         2,904           24,210           41,623
 Realized and unrealized gains and (losses)                        131,495        (2,031)         539,819          173,888
                                                                ----------       -------        ---------        ---------

                                                                   141,111           873          564,029          215,511
                                                                ----------       -------        ---------        ---------

     Total additions                                               327,831        87,901          773,163          386,382

Deductions from net assets attributed to benefits paid
 to participants                                                  (154,102)      (97,091)        (215,228)        (130,445)

Transfers into (out of) funds                                    1,354,279       575,744        2,019,975        1,505,413
                                                                ----------       -------        ---------        ---------

     Increase (decrease) in net assets
      available for benefits                                     1,528,008       566,554        2,577,910        1,761,350

Net assets available for benefits:
 Beginning of year                                                       -             -                -                -
                                                                ----------       -------        ---------        ---------

 End of year                                                    $1,528,008       566,554        2,577,910        1,761,350
                                                                ==========       =======        =========        =========

                                                                 Vanguard
                                                                Total Bond     Certificates         PFF
                                                                  Market       of Deposit -    Bancorp, Inc.
                                                                 Portfolio         Fixed        Stock Fund      Subtotal
                                                                ----------     ------------    -------------    ---------
Contributions:
 Employer (note 1)                                                       -               -        281,632          281,632
 Participants                                                       25,446          62,039        166,938          908,176
                                                                ----------      ----------      ---------       ----------

                                                                    25,446          62,039        448,570        1,189,808
                                                                ----------      ----------      ---------       ----------

Investment income:
 Interest and dividends earned on investments                       16,530         130,470          9,499          234,852
 Realized and unrealized gains and (losses)                          8,237           1,860      1,008,379        1,861,647
                                                                ----------      ----------      ---------       ----------

                                                                    24,767         132,330      1,017,878        2,096,499
                                                                ----------      ----------      ---------       ----------

     Total additions                                                50,213         194,369      1,466,448        3,286,307

Deductions from net assets attributed to benefits paid
 to participants                                                   (10,268)       (520,088)      (142,622)      (1,269,844)

Transfers into (out of) funds                                      246,188         756,835       (146,997)       6,311,437
                                                                ----------      ----------      ---------       ----------

     Increase (decrease) in net assets
      available for benefits                                       286,133         431,116      1,176,829        8,327,900

Net assets available for benefits:
 Beginning of year                                                       -       1,705,786      2,752,313        4,458,099
                                                                ----------       ---------      ---------       ----------

 End of year                                                       286,133       2,136,902      3,929,142       12,785,999
                                                                ==========       =========      =========       ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                 Statement of Changes in Net Assets Available
                      for Benefits with Fund Information

                         Year ended December 31, 1997

                                                       Keystone
                                                       Custodian                               Value           Certificates
                                                      Fund Series          Balanced          Momentum           of Deposit
                                                          S-3              Portfolio         Portfolio           Variable
                                                     -------------       -------------     ------------        -------------
Contributions:
 Employer (note 1)                                   $        --                   --               --                   --
 Participants                                                 --                   --               --                   --
                                                     -----------          -----------      -----------          -----------
                                                              --                   --               --                   --
                                                     -----------          -----------      -----------          -----------
Investment income:
 Interest and dividends earned on investments                 --                   --               --                6,713
 Realized and unrealized gains and (losses)               (7,684)             (10,145)         (26,725)                  --
                                                     -----------          -----------      -----------          -----------
                                                          (7,684)             (10,145)         (26,725)               6,713
                                                     -----------          -----------      -----------          -----------
     Total additions                                      (7,684)             (10,145)         (26,725)               6,713

Deductions from net assets attributed to
 benefits paid to participants                                --                   --               --                   --
Transfers into (out of) funds                           (946,201)          (1,229,275)      (2,721,889)          (1,571,649)
                                                     -----------          -----------      -----------          -----------
     Increase (decrease) in net assets
      available for benefits                            (953,885)          (1,239,420)      (2,748,614)          (1,564,936)

Net assets available for benefits:
 Beginning of year                                       953,885            1,239,420        2,748,614            1,564,936
                                                     -----------          -----------      -----------          -----------
 End of year                                         $        --                   --               --                   --
                                                     ===========          ===========      ===========          ===========
                                                      Participant
                                                         Loans               Other            Subtotal            Total
                                                     -------------       -------------      -----------        ------------
Contributions:
 Employer (note 1)                                   $        --               86,852           86,852              368,484
 Participants                                                 --              (35,075)         (35,075)             873,101
                                                     -----------          -----------      -----------          -----------
                                                              --               51,777           51,777            1,241,585
                                                     -----------          -----------      -----------          -----------
Investment income:
 Interest and dividends earned on investments                 --                   --            6,713              241,565
 Realized and unrealized gains and (losses)                   --                   --          (44,554)           1,817,093
                                                     -----------          -----------      -----------          -----------
                                                              --                   --          (37,841)           2,058,658
                                                     -----------          -----------      -----------          -----------
     Total additions                                          --               51,777           13,936            3,300,243

Deductions from net assets attributed to
 benefits paid to participants                           (11,090)                  --          (11,090)          (1,280,934)

Transfers into (out of) funds                            157,577                   --       (6,311,437)                  --
                                                     -----------          -----------      -----------          -----------
     Increase (decrease) in net assets
      available for benefits                             146,487               51,777       (6,308,591)           2,019,309

Net assets available for benefits:
 Beginning of year                                       420,185              316,707        7,243,747           11,701,846
                                                     -----------          -----------      -----------          -----------
 End of year                                         $   566,672              368,484          935,156           13,721,155
                                                     ===========          ===========      ===========          ===========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                         Notes to Financial Statements

                          December 31, 1998 and 1997

(1)  Description of Plan

     The following description of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), formerly Pomona First Federal Savings and Loan Association Capital Accumulation Plan, provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  General

          The Plan is a defined contribution plan covering all eligible employees of PFF Bank & Trust (the Bank or Plan Sponsor). Employees become eligible for participation in the Plan upon 6 months of employment. Participants must complete 501 hours of service to share in the employer's matching contribution. In order to become a participant, each eligible employee authorizes contributions by filing a 401(k) enrollment/change of status election. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          In December 1994, the Bank amended and restated the Plan by adopting the Union Bank Non-Standardized 401(k) Profit Sharing Adoption Agreement.

     (b)  Contributions

          No contribution is required by the Bank; however, at the discretion of its Board of Directors, the Bank may contribute out of its income and/or accumulated earned surplus an amount equal to a specified percentage of the tax-deferred contribution of the participants or a profit sharing contribution with the amount to be determined by the Board of Directors. From inception of the Plan through July 3, 1997, the maximum annual participant contribution was 15% of the participant's annual salary, as defined within the Plan. Beginning July 4, 1997 and thereafter, to avoid violating IRS regulations, the maximum annual contribution is 8%, 7% and 5% for "non-highly" compensated employees, "highly compensated" employees and "executives," respectively. For 1998 and 1997, the Bank chose to match the participants' contributions at a rate of 100% of the first 1% and 50% of the next 6% of contributions. For "highly compensated" participants and "executives", the Bank chose to match 50% of the participants contributions up to 7% and 5%, respectively, for 1998 and 1997. Forfeitures of matching contributions are used to reduce the Bank's matching contributions. For the years ended December 31, 1998 and 1997, participant forfeitures totaled $18,539 and $2,159, respectively.

     (c)  Participant Accounts

          Each participant's account is credited with the participant's contribution and allocation of (a) the Bank's contribution and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

                                                                     (Continued)

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                         Notes to Financial Statements

                          December 31, 1998 and 1997

    (d)  Participants Loans

         Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan repayments are to be made over a period not to exceed 5 years except loans for the purchase of a primary residence in which case payment may exceed 5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of prime plus 1%.

    (e)  Vesting

         Participation in the Plan is voluntary. Employee contributions and the earnings as a result of each participant's contributions are 100% vested and nonforfeitable. The Bank's contributions vest to participants in accordance with a specified schedule with 100% vesting occurring after 5 years of service, on the participant's attaining age 65, or on the participant's death or total and permanent disablement.

    (f)  Payment of Benefits

         On termination of service, a participant may elect to receive either a lump-sum amount equal to the vested balance of his or her account or annual (or more frequent) installments over a period not to exceed the life expectancy of the participant.

(2) Summary of Significant Accounting Policies

    (a)  Basis of Presentation

         The accompanying financial statements have been prepared on the accrual basis of accounting.

    (b)  Trust Fund Managed by Investment Advisory Committee

         Under the terms of the Plan, the assets of the Plan are placed in trust (the Trust), and are held under the trusteeship of Union Bank of California, N.A. (Union Bank). Assets are managed under the direction of Employee Compensation and Benefits Committee of the Bank's Board of Directors (the Committee). The Committee has delegated certain of its ordinary management and investment responsibilities to certain members of the Bank's Executive Committee and the Human Resources Director. Committee members are appointed for an indefinite term by the Bank's Board of Directors. The Committee has full discretionary authority to administer the Plan and the trust agreement.

         The investments and changes therein of these trust funds have been reported by Union Bank as having been determined through the use of fair market values based upon quotations obtained from national securities exchanges or latest bid prices. Security transactions are accounted for on a trade-date basis. Realized gains and losses on the sale of investments are computed using the average cost method.

    (c)  Disclosure about Fair Value of Financial Instruments

         Substantially all of the Plan's financial instruments are carried at fair value or amounts approximating fair value.

    (d)  Use of Estimates

         Certain estimates and assumptions have been made relating to the reporting of Plan assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                                                                     (Continued)

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                         Notes to Financial Statements

                          December 31, 1998 and 1997

    (e)  Reclassifications

         Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

    (f)  Administrative Expenses

         All administrative expenses of the Plan were paid directly by the Bank in 1998 and 1997.

(3) Investments

    The following table presents the cost and fair values of those investments at December 31, that represent 5% or more of the Plan's net assets.

                                                 December 31, 1998                                   December 31, 1997
                                 ----------------------------------------------      ----------------------------------------------
Identity of party and
 description of asset                     Cost                   Fair value                   Cost                   Fair value
-----------------------------    --------------------      --------------------      --------------------      --------------------
PFF Bank & Trust
 Certificates of Deposit:
   Fixed rate                       $   2,041,509                 2,041,509                 2,136,902                 2,136,902
Highmark Diversified Money
 Market                                 3,744,547                 3,744,547                        --                        --

Mutual funds:
 Vanguard Wellington Fund               1,696,776                 1,803,418                 1,613,761                 1,761,350
 Vanguard Index Trust 500
  Portfolio                                    --                        --                 2,097,799                 2,577,910
 Franklin Small Cap Growth
  Fund                                  1,476,557                 1,552,226                 1,423,950                 1,528,008
 PFF Bancorp, Inc.
  Stock Fund                            2,872,662                 3,446,688                 2,401,110                 3,929,155
                                   --------------            --------------            --------------            --------------
       Total                         $ 11,832,051                12,588,388                 9,673,522                11,933,325
                                   ==============            ==============            ==============            ==============

   Allocation of Plan Assets

   Employee contributions are allocated to various funds based on the election made by each participant. Net income or loss of each fund is allocated on the basis of the proportionate asset balance of each participant as of the previous valuation date after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate. Under the daily valuation record-keeping system, earnings are allocated on the basis of current shares held in each participant's account and the accounts are valued daily.

   A description of each investment fund follows:

   . Franklin Small Cap Growth Fund The fund seeks long-term capital appreciation by investing in equity securities of companies with a market capitalization of less than $1 billion.

   . T. Rowe Price International Stock Fund The fund seeks total return from long-term growth of capital and income by investing primarily in common stocks of established foreign issuers.

                                                                     (Continued)

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                         Notes to Financial Statements

                          December 31, 1998 and 1997


      . Vanguard Index Trust 500 Portfolio - The fund seeks to track, as closely as possible, the investment performance of the S&P 500 Index by investing in each of the Index's 500 stocks according to each stock's weighting in the index.

      . Vanguard Wellington Fund - The fund seeks to provide conservative investors with conservation of principal and reasonable current income and profits without undue risk, by investing in common stocks and bonds.

      . Vanguard Total Bond Market Portfolio - The fund seeks to replicate the total return of the Lehman Brothers Aggregate Bond Index by investing primarily in securities listed in the index.

      . Certificates of Deposit - Fixed - The Fixed Rate Certificate of Deposit pays a market rate of return for a fixed term of one year.

      . PFF Bancorp, Inc. Stock Fund - Stock fund assets are invested in PFF Bancorp, Inc. common stock and cash and cash equivalents. PFF Bancorp, Inc., is the holding company of the Plan's sponsor, the Bank.

      . Highmark Diversified Money Market - Proceeds from the liquidation of mutual funds are invested at a market rate of return temporarily until the assets are reinvested.

 (4)  Plan Termination

      Although the Bank has not expressed any intent to terminate the Plan, it may do so at any time subject to the provisions of ERISA. In the event the Plan is terminated, all participants become 100% vested in their account balances.

 (5)  Federal Income Taxes

      The Internal Revenue Service has determined and informed the Bank by a letter dated July 24, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Bank and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

 (6)  Related Party Transactions

      The Plan had $2.04 million and $2.14 million on deposit at December 31, 1998 and 1997, respectively, in certificates of deposit at the Bank, the employer. In addition, the Plan held 215,418 and 197,693 shares of common stock of PFF Bancorp, Inc. at December 31, 1998 and 1997, respectively.

 (7)  Subsequent Events

      On January 1, 1999, the Plan was amended whereby new investment options are offered to the Plan participants and the assets of the Plan are held under the trusteeship of the Bank.

                                                                      Schedule 1
                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

          Line 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1998

                                 Description of investment
                              including maturity date, rate of
Identity of issue, borrower,    interest, collateral, par, or                        Current
  lessor or similar party             maturity value                Cost              value
----------------------------  --------------------------------  ------------      ------------
*PFF Bank & Trust               Fixed rate certificate of
                                  deposit; 5.45%                $ 2,041,509         2,041,509

*PFF Bancorp, Inc.              Common Stock 215,418 shares       2,872,662         3,446,688

*PFF Bancorp, Inc.              Stock Liquidity Fund                   (579)             (579)

Franklin Small Cap Growth
 Fund                           Mutual Fund 68,774 units          1,476,557         1,552,226

T. Rowe Price International
 Stock Fund                     Mutual Fund 40,701 units            566,699           610,115

Vanguard Wellington Fund        Mutual Fund 61,445 units          1,696,776         1,803,418

Highmark                        Money Market                      3,744,547         3,744,547

*Participants loans                                                       -           530,603
                                                                -----------        ----------
                                             Total              $12,398,171        13,728,527
                                                                ===========        ==========

* Denotes a party in interest.

See accompanying independent auditors' report.

                                                                      Schedule 2

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                Line 27d - Schedule of Reportable Transactions

                         Year ended December 31, 1998

              (a)                                    (b)                     (c)         (d)           (e)             (f)
                                       Description of asset (include                                                 Expense
                                       interest rate and maturity in      Purchase                                incurred with
Identity of party involved price              case of a loan)               price      Selling     Lease rental    transaction
------------------------------------   --------------------------------  -----------  ----------  --------------  -------------
PFF Bancorp, Inc. Stock                Common stock purchases            $2,006,684            -            -              -
PFF Bancorp, Inc. Stock                Common stock sales                         -    1,672,020            -              -
Franklin Small Cap Growth Fund         Mutual fund purchases                462,455            -            -              -
Franklin Small Cap Growth Fund         Mutual fund sales                          -      408,496            -              -
Participant Loan Fund                  Loans                                148,720            -            -              -
Participant Loan Fund                  Loan repayments                            -      715,392            -              -
Vanguard Index Trust 500 Portfolio     Mutual fund purchases                664,444            -            -              -
Vanguard Index Trust 500 Portfolio     Mutual fund sales                          -    3,949,937            -              -
Vanguard Wellington Fund               Mutual fund purchases                456,742            -            -              -
Vanguard Wellington Fund               Mutual fund sales                          -      413,668            -              -
Vanguard Total Bond Market Portfolio   Mutual fund purchases                290,776            -            -              -
Vanguard Total Bond Market Portfolio   Mutual fund sales                          -      582,548            -              -
PFF Bank & Trust - Fixed CD            Certificate of deposit purchases     687,706            -            -              -
PFF Bank & Trust - Fixed CD            Certificate of deposit sales               -      783,098            -              -
Highmark                               Money Market purchases             3,744,547            -            -              -
                                                                         ==========   ==========   ==========     ==========
              (a)                                    (b)                       (g)               (h)            (i)
                                                                                               Current
                                       Description of asset (include                       value of asset
                                       interest rate and maturity in                       on transaction    Net gain or
Identity of party involved price              case of a loan)             Cost of asset          date          (loss)
------------------------------------   --------------------------------   -------------    --------------    -----------
PFF Bancorp, Inc. Stock                Common stock purchases               2,006,684          2,006,684             -
PFF Bancorp, Inc. Stock                Common stock sales                   1,535,441          1,672,020       136,579
Franklin Small Cap Growth Fund         Mutual fund purchases                  462,455            462,455             -
Franklin Small Cap Growth Fund         Mutual fund sales                      409,848            408,496        (1,352)
Participant Loan Fund                  Loans                                  148,720            148,720             -
Participant Loan Fund                  Loan repayments                        715,392            715,392             -
Vanguard Index Trust 500 Portfolio     Mutual fund purchases                  664,444            664,444             -
Vanguard Index Trust 500 Portfolio     Mutual fund sales                    2,762,050          3,949,937     1,187,887
Vanguard Wellington Fund               Mutual fund purchases                  456,742            456,742             -
Vanguard Wellington Fund               Mutual fund sales                      373,725            413,668        39,943
Vanguard Total Bond Market Portfolio   Mutual fund purchases                  290,776            290,776             -
Vanguard Total Bond Market Portfolio   Mutual fund sales                      569,117            582,548        13,431
PFF Bank & Trust - Fixed CD            Certificate of deposit purchases       687,706            687,706             -
PFF Bank & Trust - Fixed CD            Certificate of deposit sales           783,098            783,098             -
Highmark                               Money Market purchases               3,744,547          3,744,547             -
                                                                            =========          =========     =========

See accompanying independent auditors' report.